EXECUTION COPY

FIFTH AMENDED AND RESTATED ADVISORY AGREEMENT
BY AND AMONG
AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.,
NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.,
AND
NEW YORK RECOVERY ADVISORS, LLC

Dated as of June 17, 2013

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TABLE OF CONTENTS

(continued)

		Page

23.	NOTICES	21

24.	MODIFICATION	22

25.	SEVERABILITY	22

26.	GOVERNING LAW	22

27.	ENTIRE AGREEMENT	22

28.	NO WAIVER	22

29.	PRONOUNS AND PLURALS	22

30.	HEADINGS	22

31.	EXECUTION IN COUNTERPARTS	22

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FIFTH AMENDED AND RESTATED ADVISORY AGREEMENT

THIS FIFTH AMENDED AND RESTATED ADVISORY AGREEMENT, dated as of June 17, 2013 (this “Agreement”), is entered into among American Realty Capital New York Recovery REIT, Inc., a Maryland corporation (the “Company”), New York Recovery Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and New York Recovery Advisors, LLC, a Delaware limited liability company.

WITNESSETH

WHEREAS, the parties (i) entered into the Advisory Agreement on February 17, 2010 (the “Original Agreement”), (ii) amended and restated the Original Agreement on April 8, 2010 (such amended and restated agreement, the “Amended and Restated Agreement”), (iii) amended and restated the Amended and Restated Agreement on September 2, 2010 (such amended and restated agreement, the “Second Amended and Restated Agreement”), (iv) amended the Second Amended and Restated Agreement on June 23, 2011 (such amendment, the “First Amendment”) and on April 13, 2012 (such amendment, the “Second Amendment”), (v) amended and restated the Second Amended and Restated Agreement, as amended by the First Amendment and the Second Amendment, on August 7, 2012 (such amended and restated agreement, the “Third Amended and Restated Agreement”), (vi) amended and restated the Third Amended and Restated Agreement on November 12, 2012 (such amended and restated agreement, the “Fourth Amended and Restated Agreement”), and (vii) amended the Fourth Amended and Restated Agreement on May 15, 2013 (such amendment, the “May 15 Amendment”).

WHEREAS, the parties have agreed to make certain amendments and desire to amend and restate the Fourth Amended and Restated Agreement, as amended by the May 15 Amendment, in its entirety;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree that the Fourth Amended and Restated Agreement, as amended by the May 15 Amendment, hereby is amended and restated in its entirety to read as follows:

1.          DEFINITIONS. As used in this Agreement, the following terms have the definitions set forth below; provided, however, that in no event is this Agreement intended to modify any substantive provision of the Articles of Incorporation. Except as provided in Section 10(i), in the event of a conflict between the terms of this Agreement and the terms of the Articles of Incorporation, the terms of the Articles of Incorporation shall control.

“2%/25% Guidelines” has the meaning set forth in Section 13.

“Acquisition Expenses” has the meaning set forth in the Articles of Incorporation.

“Acquisition Fee” means the fee payable to the Advisor and its Affiliates pursuant to Section 10(a).

“Advisor” means New York Recovery Advisors, LLC, a Delaware limited liability company, any successor advisor to the Company and the Operating Partnership, or any Person to which New York Recovery Advisors, LLC or any successor advisor subcontracts all or substantially all its functions, including but not limited to directing or performing the day-to-day business affairs of the Company. Notwithstanding the foregoing, a Person hired or retained by New York Recovery Advisors, LLC to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform all or substantially all the functions of New York Recovery Advisors, LLC, including but not limited to directing or performing the day-to-day business affairs of the Company, shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” means with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

“Agreement” has the meaning set forth at the head of this Agreement, and such term shall include any amendment or supplement hereto from time to time.

“Amended and Restated Agreement” has the meaning set forth at the head of this Agreement.

“Articles of Incorporation” means the charter of the Company, as the same may be amended from time to time.

“Asset” has the meaning set forth in the Articles of Incorporation.

“Asset Management Fee” means the fee payable to the Advisor and its Affiliates pursuant to Section 10(d).

“Average Invested Assets” has the meaning set forth in the Articles of Incorporation. For an equity interest owned in a Joint Venture, the calculation of Average Invested Assets shall take into consideration the underlying Joint Venture’s aggregate book value for the equity interest.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“By-laws” means the by-laws of the Company, as amended and as the same are in effect from time to time.

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“Cause” means (i) fraud, criminal conduct, willful misconduct or illegal or negligent breach of fiduciary duty by the Advisor, or (ii) if any of the following events occurs: (A) the Advisor shall breach any material provision of this Agreement, and after written notice of such breach, shall not cure such default within 30 days or have begun action within 30 days to cure the default which shall be completed with reasonable diligence; (B) the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor, for all or substantially all its property by reason of the foregoing, or if a court of competent jurisdiction approves any petition filed against the Advisor for reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or (C) the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the federal bankruptcy laws, or for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts, generally, as they become due.

“Change of Control ” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Common Stock” means the shares of the Company’s common stock, par value $0.01 per share.

“Company” has the meaning set forth at the head of this Agreement.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of a Property which is reasonable, customary and competitive in light of the size, type and location of the Property.

“Contract Purchase Price” has the meaning set forth in the Articles of Incorporation.

“Contract Sales Price” means the total consideration received by the Company for the sale of an Asset.

“Cost of Assets” means, with respect to all Assets in the aggregate, the purchase price, including Acquisition Expenses, capital expenditures and other customarily capitalized costs, but excluding Acquisition Fees.

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“Dealer Manager” means Realty Capital Securities, LLC, or such other Person selected by the Board of Directors to act as the dealer manager for an Offering.

“Dealer Manager Fee” means the fee from the sale of Shares in a Primary Offering, payable to the Dealer Manager for serving as the dealer manager of such Primary Offering.

“Director” means a director of the Company.

“Distributions” means any distributions of money or other property by the Company to Stockholders, including distributions that may constitute a return of capital for U.S. federal income tax purposes.

“Excess Amount” has the meaning set forth in Section 13.

“Exchange Act” has the meaning set forth in the definition of “Change of Control”.

“Expense Year” has the meaning set forth in Section 13.

“Financing Coordination Fee” means the fee payable to the Advisor and its Affiliates pursuant to Section 10(e).

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“First Amendment” has the meaning set forth at the head of this Agreement.

“Fourth Amended and Restated Agreement” has the meaning set forth at the head of this Agreement.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good Reason” means: (i) any failure to obtain a satisfactory agreement from any successor to the Company or the Operating Partnership to assume and agree to perform obligations under this Agreement; or (ii) any material breach of this Agreement of any nature whatsoever by the Company or the Operating Partnership.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, any marketing support and due diligence expense reimbursement or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share pursuant to the Prospectus for such Offering without reduction.

“Indemnitee” has the meaning set forth in Section 21.

“Independent Director” has the meaning set forth in the Articles of Incorporation.

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“Insourced Acquisition Expenses” means Acquisition Expenses incurred in connection with services performed by the Advisor or any of its Affiliates, including legal advisory expenses, due diligence expenses, personnel expenses, acquisition-related administrative and advisory expenses, survey, property, contract review expenses, travel and communications expenses and other closing costs.

“Joint Ventures” means the joint venture or partnership or other similar arrangements (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, limited liability company member, limited partner or general partner, which are established to acquire or hold Assets.

“Listing” means the listing of the Common Stock on a national securities exchange or the trading of the Common Stock in the over-the-counter market.

“Management Agreement” means the Amended and Restated Management Agreement, dated as of September 2, 2010, among the Company, the Operating Partnership and New York Recovery Properties, LLC, as the same may be amended from time to time.

“May 15 Amendment” has the meaning set forth at the head of this Agreement.

“Memorandum” means the private placement memorandum of the Company prepared in connection with the Private Offering, as amended or supplemented to date.

“Mortgages ” has the meaning set forth in the Articles of Incorporation.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts as revised and adopted by the North American Securities Administrators Association on May 7, 2007, as the same may be amended from time to time.

“Net Assets” has the meaning set forth in the Articles of Incorporation.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets.

“Notice” has the meaning set forth in Section 23.

“Offering” means any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act.

“Operating Partnership” has the meaning set forth at the head of this Agreement.

“Operating Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 12, 2012, among the Company, New York Recovery Special Limited Partnership, LLC and the Advisor, as the same may be amended from time to time.

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“OP Units” means units of limited partnership interest in the Operating Partnership.

“Organization and Offering Expenses” has the meaning set forth in the Articles of Incorporation.

“Original Agreement” has the meaning set forth at the head of this Agreement.

“Oversight Fees” has the meaning set forth in Section 4.2 of the Management Agreement.

“Person” has the meaning set forth in the Articles of Incorporation.

“Preferred Stock” means the shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share. Notwithstanding all references to the Preferred Stock in this Agreement, the parties acknowledge that on November 14, 2011, the Company exercised its option to convert all the Preferred Stock into Common Stock, such conversion was effective on December 15, 2011, and no Preferred Stock is outstanding as of the date hereof.

“Primary Offering” means the portion of an Offering other than the Shares offered pursuant to the Company’s distribution reinvestment plan.

“Private Offering” means the private offering of Preferred Stock pursuant to the Memorandum.

“Property” or “Properties” has the meaning set forth in the Articles of Incorporation.

“Property Disposition Fee” means the fee payable to the Advisor pursuant to Section 10(c).

“Prospectus” means the same as that term is defined in Section 2(a)(10) of the Securities Act, including a preliminary prospectus and an offering circular as described in Rule 253 of the General Rules under the Securities Act.

“REIT” has the meaning set forth in the Articles of Incorporation.

“Sale” or “Sales” has the meaning set forth in the Articles of Incorporation.

“SEC” means the United States Securities and Exchange Commission.

“Second Amended and Restated Agreement” has the meaning set forth at the head of this Agreement.

“Second Amendment” has the meaning set forth at the head of this Agreement.

“Securities” has the meaning set forth in the Articles of Incorporation.

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“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Selling Commission” means the fee payable to the Dealer Manager and reallowable to Soliciting Dealers with respect to Shares sold by them in a Primary Offering.

“Shares” has the meaning set forth in the Articles of Incorporation.

“Soliciting Dealers” means broker-dealers that are members of FINRA, or that are exempt from broker-dealer registration, and that, in either case, have executed soliciting dealer or other agreements with the Dealer Manager to sell Shares.

“Sponsor” means American Realty Capital III, LLC, a Delaware limited liability company.

“Stockholders” means the holders of record of the Shares as maintained on the books and records of the Company or its transfer agent.

“Subordinated Participation Interest” means a profits interest in the Operating Partnership designated as a Class B Unit in accordance with the terms of the Operating Partnership Agreement.

“Termination Date” means the date of termination of this Agreement.

“Third Amended and Restated Agreement” has the meaning set forth at the head of this Agreement.

“Total Operating Expenses” has the meaning set forth in the Articles of Incorporation. The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

2.          APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

3.          DUTIES OF THE ADVISOR. The Advisor will use its reasonable best efforts to present to the Company and the Operating Partnership potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, By-laws and the Operating Partnership Agreement, the Advisor, directly or indirectly, will:

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(a)          serve as the Company’s and the Operating Partnership’s investment and financial advisor;

(b)          provide the daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

(c)          investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing);

(d)          consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e)          subject to the provisions of Section 4 (i) participate in formulating an investment strategy and asset allocation framework; (ii) locate, analyze and select potential investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of investments to the Board and make investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with, investments; (vi) enter into leases and service contracts for Properties and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Properties; (vii) actively oversee and manage investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the investments and the overall portfolio; (viii) select Joint Venture partners, structure corresponding agreements and oversee and monitor these relationships; (ix) oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other record-keeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Properties and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate; and (xiii) source and structure Mortgages;

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(f)          upon request, provide the Board with periodic reports regarding prospective investments;

(g)          make investments in, and dispositions of, investments within the discretionary limits and authority as granted by the Board;

(h)          negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for loans to be made to the Company, the Operating Partnership or any of their subsidiaries, and negotiate with investment banking firms and broker-dealers on behalf of the Company, the Operating Partnership or any of their subsidiaries, or negotiate private sales of Shares or obtain loans for the Company, the Operating Partnership or any of their subsidiaries, but in no event in such a manner that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries;

(i)          obtain reports (which may, but are not required to, be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company and the Operating Partnership;

(j)          from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

(k)          provide the Company and the Operating Partnership with all necessary cash management services;

(l)          deliver to, or maintain on behalf of, the Company copies of all appraisals obtained in connection with the investments in any Properties as may be required to be obtained by the Board;

(m)          notify the Board of all proposed material transactions before they are completed;

(n)          effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in investments as may be approved by the Board;

(o)          perform investor relations and Stockholder communications functions for the Company;

(p)          render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

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(q)          maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the SEC, the Internal Revenue Service and other regulatory agencies; and

(r)          do all things reasonably necessary to assure its ability to render the services described in this Agreement.

Notwithstanding the foregoing or anything else that may be to the contrary in this Agreement, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliate remains responsible for the performance of the duties set forth in this Section 3

4.          AUTHORITY OF ADVISOR

(a)          Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 9), and subject to the continuing and exclusive authority of the Board over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

(b)          Notwithstanding anything herein to the contrary, all investments will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board specified by the Board, as the case may be.

(c)          If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

(d)          The Board may, at any time upon the giving of Notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.          FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, has a fiduciary responsibility and duty to the Company, the Stockholders and the partners in the Operating Partnership.

6.          NO PARTNERSHIP OR JOINT VENTURE. Except as provided in Section 10(h), the parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.          BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve; provided, that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

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8.          RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

9.          LIMITATIONS ON ACTIVITIES. Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or the Shares, or otherwise not be permitted by the Articles of Incorporation or By-laws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

10.         FEES

(a)          Acquisition Fee. The Company shall pay an Acquisition Fee to the Advisor and its Affiliates as compensation for the review and evaluation of potential investments in Assets. If the Advisor is terminated without Cause pursuant to Section 17, the Advisor or its Affiliates shall be entitled to an Acquisition Fee for any Asset acquired after the Termination Date for which a contract to acquire such Asset had been entered into at or prior to the Termination Date. The total Acquisition Fee payable to the Advisor or its Affiliates shall equal one percent (1.0%) of the Contract Purchase Price of each Asset acquired. The purchase price allocable for an Asset held through a Joint Venture shall equal the product of (i) the Contract Purchase Price of the Asset and (ii) the direct or indirect ownership percentage in the Joint Venture held directly or indirectly by the Company or the Operating Partnership. For purposes of this section, “ownership percentage” shall be the percentage of capital stock, membership interests, partnership interests or other equity interests held by the Company or the Operating Partnership, without regard to classification of such equity interests. The Company shall pay to the Advisor or its Affiliates the Acquisition Fee promptly upon the closing of the purchase of the Asset. In addition, if during the period ending two years after the close of the initial Offering, the Company sells an Asset and then reinvests in other Assets, the Company will pay to the Advisor or its Affiliates one percent (1.0%) of the Contract Purchase Price.

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(b)          Limitation on Total Acquisition Fees, Financing Coordination Fees and Acquisition Expenses.

(i) The total of all “Acquisition Fees” (as defined in the Articles of Incorporation), Financing Coordination Fees and Acquisition Expenses payable in connection with the Company’s portfolio of Assets, in the aggregate, shall not exceed an amount equal to four and one-half percent (4.5%) of the aggregate Contract Purchase Price of the Company’s total portfolio of Assets.

(ii) The total of all “Acquisition Fees” (as defined in the Articles of Incorporation), Financing Coordination Fees and Acquisition Expenses payable in connection with any investment or any reinvestment shall be reasonable and shall not exceed an amount equal to four and one-half percent (4.5%) of the Contract Purchase Price of the Asset; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

(c)          Property Disposition Fee. In connection with a Sale of one or more Properties in which the Advisor provides a substantial amount of services, as determined by the Independent Directors, the Company shall pay to the Advisor a Property Disposition Fee up to the lesser of (i) two percent (2.0%) of the Contract Sales Price of such Property and (ii) one-half (½) of the Competitive Real Estate Commission paid if a non-Affiliate is also involved; provided, however, that in no event may the Property Disposition Fee, when added to all other real estate commissions paid to non-affiliates of the Advisor in connection with such Sale, exceed the lesser of six percent (6.0%) of the Contract Sales Price and a Competitive Real Estate Commission.

(d)          Asset Management Fee. The Company shall pay an Asset Management Fee to the Advisor and its Affiliates as compensation for services rendered in connection with the management of the Company’s Assets up to and including June 30, 2012 in an amount equal to 0.75% per annum of the Cost of Assets plus costs and expenses incurred by the Advisor or any Affiliate of the Advisor in providing asset management services; provided, however, that the Asset Management Fee shall be reduced by any amounts payable to New York Recovery Properties, LLC under Section 4.2 of the Management Agreement (the “Oversight Fees”), such that the aggregate of the Asset Management Fee and the Oversight Fees does not exceed 0.75% per annum of the Cost of Assets plus costs and expenses incurred by the Advisor or any Affiliate of the Advisor in providing asset management services. The Asset Management Fee will be payable in monthly installments on the first business day of each month in the amount of 0.0625% of the Cost of Assets as of such date, subject to the proviso set forth above in this Section 10(d).

(e)          Financing Coordination Fee. The Company shall pay a Financing Coordination Fee to the Advisor and its Affiliates for services provided in connection with the origination or refinancing of Mortgages the Company obtains, the proceeds of which are used to acquire Assets, or that are assumed directly or indirectly, in connection with the acquisition of Assets, in an amount equal to 0.75% of the amount made available and/or outstanding under any such Mortgage, including any assumed Mortgage. The Advisor may reallow some of or all this Financing Coordination Fee to reimburse third parties with whom it may subcontract to procure any such Mortgage.

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(f)          Payment of Fees. In connection with the Acquisition Fee, Property Disposition Fee and Financing Coordination Fee, the Company shall pay such fees to the Advisor or its assignees in cash, in Shares, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor. The Asset Management Fee shall be payable, at the discretion of the Board of Directors, up to and including June 30, 2012, in cash, Shares or grants of restricted Shares, or any combination thereof. For the purposes of the payment of any fees in Shares, (i) if at the applicable time an Offering is underway, each Share shall be valued at the per-share offering price of the Shares in such Offering minus the maximum Selling Commissions and Dealer Manager Fee allowed in such Offering; and (ii) at all other times, each Share shall be valued by the Board in good faith (A) at the estimated value thereof, calculated in accordance with the provisions of NASD Rule 2340(c)(1) (or any successor or similar FINRA rule), or (B) if no such rule shall then exist, at the fair market value thereof; provided, however, that in the case of Asset Management Fees payable in grants of restricted Shares, each Share shall be valued in accordance with the provisions of the equity incentive plan of the Company pursuant to which such grants are to be made.

(g)          Exclusion of Certain Transactions.

(i)          If the Company or the Operating Partnership shall propose to enter into any transaction in which the Advisor or any Affiliate thereof has a direct or indirect interest, then such transaction shall be approved by a majority of the Board (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

(ii)         Neither the Company nor the Operating Partnership shall make loans to the Advisor or any Affiliate thereof except Mortgages pursuant to Section 9.3(iii) of the Articles of Incorporation (or any successor provision) or loans to wholly owned subsidiaries of the Company. Neither the Advisor nor any Affiliate thereof shall make loans to the Company or the Operating Partnership, or to Joint Ventures, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company or Operating Partnership, as applicable, than comparable loans between unaffiliated parties.

(iii)        The Company and the Operating Partnership may enter into Joint Ventures with the Advisor or its Affiliates, provided that (a) a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approves the transaction as being fair and reasonable to the Company or Operating Partnership, as applicable, and (b) the investment by the Company or Operating Partnership, as applicable, is on substantially the same terms as those received by other joint venturers.

(iv)        If the Board elects to internalize any management services provided by the Advisor, neither the Company nor the Operating Partnership shall pay any compensation or other remuneration to the Advisor or its Affiliates in connection with such internalization of management services.

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(h)          Subordinated Participation Interests. The Company shall cause the Operating Partnership to periodically issue Subordinated Participation Interests in the Operating Partnership to the Advisor and its Affiliates, pursuant to the terms and conditions contained in the Operating Partnership Agreement, in connection with the Advisor’s (or its Affiliates’) management of the Company’s Assets commencing on July 1, 2012.

(i)          Waiver of Certain Fees Under Articles of Incorporation. Notwithstanding anything to the contrary in the first paragraph of Section 1 or in Section 20, the Advisor hereby waives the following fees: (i) the subordinated incentive listing fee provided for in Section 8.7 of the Articles of Incorporation; (ii) the subordinated participation in net sales proceeds provided for in Section 8.8 of the Articles of Incorporation; and (iii) the subordinated termination fee provided for in Section 8.9 of the Articles of Incorporation.

11.         EXPENSES

(a)          In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including the following:

(i)          Organization and Offering Expenses and expenses related to the Private Offering, including (A) third-party due diligence fees related to the Primary Offering of up to one-half percent (0.5%) of the Gross Proceeds raised in all Primary Offerings, and (B) third-party due diligence fees related to the Private Offering of up to one-half percent (0.5%) of the Gross Proceeds raised in the Private Offering, in each case as set forth in detailed and itemized invoices; provided, however, that the Company will not reimburse the Advisor to the extent that such reimbursement would cause (A) the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed one and one-half percent (1.5%) of the Gross Proceeds raised in all Primary Offerings, or (B) the total amount of the expenses related to the Private Offering to exceed one and one-half percent (1.5%) of the Gross Proceeds raised in the Private Offering;

(ii)         Acquisition Expenses, subject to the limitations set forth in Section 10(b);

(iii)        the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)        interest and other costs for loans, including discounts, points and other similar fees;

(v)         taxes and assessments on income of the Company or Assets;

(vi)        costs associated with insurance required in connection with the business of the Company or by the Board;

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(vii)       expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii)      all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)         expenses associated with a Listing, if applicable, or with the issuance and distribution of Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, listing and registration fees;

(x)          expenses connected with payments of Distributions;

(xi)         expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Operating Partnership or any subsidiary thereof or the Articles of Incorporation, By-laws or governing documents of the Operating Partnership or any subsidiary of the Company or the Operating Partnership;

(xii)        expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing of annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)       administrative service expenses, including all costs and expenses incurred by the Advisor or its Affiliates in fulfilling its duties hereunder, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv)      audit, accounting and legal fees.

(b)          Expenses incurred by the Advisor on behalf of the Company and the Operating Partnership and payable pursuant to this Section 11 shall be reimbursed no less than monthly to the Advisor.

(c)          For the avoidance of doubt, the Advisor hereby acknowledges that, notwithstanding anything herein to the contrary, no Insourced Acquisition Expenses shall be due, payable or reimbursable to the Advisor or any of its Affiliates during the acquisition stage of an Offering.

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12.         OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than those set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.         REIMBURSEMENT TO THE ADVISOR. The Company shall not reimburse the Advisor at the end of any fiscal quarter in which Total Operating Expenses incurred by the Advisor for the four consecutive fiscal quarters then ended (the “Expense Year”) exceed (the “Excess Amount”) the greater of two percent (2%) of Average Invested Assets or twenty-five percent (25%) of Net Income (the “2%/25% Guidelines”) for such year. Any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company or, at the option of the Company, subtracted from the Total Operating Expenses reimbursed during the subsequent fiscal quarter. If there is an Excess Amount in any Expense Year and the Independent Directors determine that such excess was justified based on unusual and nonrecurring factors which they deem sufficient, then the Excess Amount may be carried over and included in Total Operating Expenses in subsequent Expense Years and reimbursed to the Advisor in one or more of such years; provided, that there shall be sent to the Stockholders a written disclosure of such fact, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. Such determination shall be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

14.         OTHER ACTIVITIES OF THE ADVISOR. Except as set forth in this Section 14, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. Before the Advisor may take advantage of an investment opportunity for its own account or recommend it to others, the Advisor is obligated to present such opportunity to the Company if (a) such opportunity is compatible with the Company’s investment objectives and policies, (b) such opportunity is of a character which could be taken by the Company, and (c) the Company has the financial resources to take advantage of such opportunity.

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If an investment opportunity becomes available that is suitable for both the Company and a public or private entity with which the Advisor or its Affiliates are affiliated for which both entities have sufficient uninvested funds, and the requirements of the preceding paragraph have been satisfied, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity’s investments by type of property and geographic area and on diversification of the tenants of its properties, the policy of each entity relating to leverage of properties, the anticipated cash flow of each entity, the income tax effects of the purchase to each entity, the size of the investment and the amount of funds available to each program and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of the acquisition of such investment or a delay in the construction of a property, causes any such investment, in the opinion of the Board and the Advisor, to be more appropriate for an entity other than the entity that committed to make the investment, the Advisor may determine that the other entity affiliated with the Advisor or its Affiliates will make the investment. It shall be the duty of the Board, including the Independent Directors, to ensure that the method used by the Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of Assets is applied fairly to the Company.

15.         THE AMERICAN REALTY CAPITAL NAME. The Advisor and its Affiliates have or may have a proprietary interest in the names “American Realty Capital,” “ARC” and “AR Capital.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in any of the names “American Realty Capital,” “ARC” and “AR Capital,” a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the names “American Realty Capital,” “ARC” and “AR Capital” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve of any use by the Company of the names “American Realty Capital,” “ARC” and “AR Capital,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will promptly after receipt of written request from the Advisor, cease to conduct business under or use the names “American Realty Capital,” “ARC” and “AR Capital” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the names “American Realty Capital,” “ARC” and “AR Capital” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company also will make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the words “American Realty Capital,” “ARC” and “AR Capital.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having any of the names “American Realty Capital,” “ARC” and “AR Capital” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the names “American Realty Capital,” “ARC” and “AR Capital” licensed hereunder or the use thereof (including without limitation as to whether the use of the names “American Realty Capital,” “ARC” and “AR Capital” will be free from infringement of the intellectual property rights of third parties). Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the names “American Realty Capital,” “ARC” and “AR Capital.”

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16.         TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof and thereafter may be renewed for an unlimited number of successive one-year periods upon mutual consent of the parties.

17.         TERMINATION BY THE PARTIES. This Agreement may be terminated upon 60 days’ written notice (a) by the Independent Directors or the Advisor, without Cause and without penalty, (b) by the Advisor for Good Reason, or (c) by the Advisor upon a Change of Control; provided, that termination of this Agreement with Cause shall be upon 45 days’ written notice. The provisions of Sections 19 through 31 of this Agreement shall survive termination of this Agreement.

18.         ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a Person which is a successor to all the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement.

19.         PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION

(a)          Amounts Owed. After the Termination Date, the Advisor shall be entitled to receive from the Company or the Operating Partnership within 30 days after the effective date of such termination all amounts then accrued and owing to the Advisor, including all its interest in the Company’s income, losses, distributions and capital by payment of an amount equal to the then-present fair market value of the Advisor’s interest, subject to the 2%/25% Guidelines to the extent applicable.

(b)          Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

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(i)          pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)         deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)        deliver to the Board all assets, including all Assets, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)        cooperate with the Company and Board in making an orderly transition of the advisory function.

20.         INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT. Except as provided in Section 10(i), to the extent that the Articles of Incorporation or the Operating Partnership Agreement imposes obligations or restrictions on the Advisor or grants the Advisor any rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

21.         INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP

(a)          The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, as well as their respective officers, directors, equity holders, members, partners, stockholders, other equity holders and employees (collectively, the “Indemnitees,” and each, an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all the following conditions are met:

(i)          the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(ii)         the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

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(iii)        such liability or loss was not the result of negligence or misconduct by the Indemnitee; and

(iv)        such indemnification or agreement to hold harmless is recoverable only out of the Company’s Net Assets and not from the Stockholders.

(b)          Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company or the Operating Partnership for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met:

(i)          there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee;

(ii)         such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

(iii)        a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violation of securities laws.

(c)          The Company or the Operating Partnership may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership; (ii) the Indemnitee provides the Company or the Operating Partnership with a written affirmation of the Indenmitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Company or the Operating Partnership as authorized by this Section 21; (iii) the proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and (iv) the Indemnitee provides the Company or the Operating Partnership with a written undertaking to repay the amount paid or reimbursed by the Company or the Operating Partnership, together with the applicable legal rate of interest, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct.

22.         INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liability, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

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23.         NOTICES. Any notice, report or other communication (each a “Notice”) required or permitted to be given hereunder shall be in writing unless some other method of giving such Notice is required by the Articles of Incorporation or By-laws, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

To the Company:	American Realty Capital New York Recovery REIT, Inc.
405 Park Avenue
New York, New York 10022
Attention: Nicholas S. Schorsch,
Chief Executive Officer

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
Attention: James P. Gerkis, Esq.

To the Operating Partnership:	New York Recovery Operating Partnership, L.P.
405 Park Avenue
New York, New York 10022
Attention: Nicholas S. Schorsch

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
Attention: James P. Gerkis, Esq.

To the Advisor:	New York Recovery Advisors, LLC
405 Park Avenue
New York, New York 10022
Attention: Nicholas S. Schorsch

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
Attention: James P. Gerkis, Esq.

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 23.

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24.         MODIFICATION. This Agreement shall not be amended, supplemented, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

25.         SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

26.         GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

27.         ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

28.         NO WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

29.         PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

30.         HEADINGS. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

31.         EXECUTION IN COUNTERPARTS. This Agreement may be executed (including by facsimile, PDF or other electronic transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

NEW YORK RECOVERY OPERATING PARTNERSHIP, L.P.

By:	American Realty Capital New York Recovery REIT, Inc.

its General Partner

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Chief Executive Officer

NEW YORK RECOVERY ADVISORS, LLC

By:	New York Recovery Special Limited Partnership, LLC

its Member

By:	American Realty Capital III, LLC

its Managing Member

By:	AR Capital, LLC

its Member

By:	/s/ Nicholas S. Schorsch
Name: Nicholas S. Schorsch
Title: Authorized Signatory

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